Contact:	Stephen H. Gordon	Chairman & CEO	Telephone: (949) 585-7500
David S. DePillo	Vice Chairman, President & COO		Facsimile:	(949) 585-0174

COMMERCIAL CAPITAL BANCORP, INC. ANNOUNCES IT WILL VIGOROUSLY DEFEND LAWSUIT AND TEMPORARY RESTRAINING ORDER

Irvine, CA – August 8, 2005 – Commercial Capital Bancorp, Inc. (the “Company”), (NASDAQ: “CCBI”), announced today that the filing by Comerica Incorporated (“Comerica”) of a lawsuit against Commercial Capital Bank (the “Bank”), the Company and former employees of Comerica who joined the Bank from Comerica’s Western Market-based Financial Services Division, as well as the issuance by the Superior Court for San Francisco County, California of a temporary restraining order (“TRO”) was wholly without merit and would be vigorously defended. As previously announced on July 20, 2005, the Bank hired James R. Daley to head its newly established Commercial Banking Division and the Bank’s Corporate Financial Services Group. Since the hiring of Mr. Daley, as previously announced, additional bankers formerly employed by Comerica elected to come to work for the Bank’s Commercial Banking Division and its Corporate Financial Services Group. In announcing that the lawsuit was without merit and that the Company and the Bank would vigorously defend themselves against the lawsuit and TRO, Stephen H. Gordon, the Company’s and the Bank’s Chairman and CEO, stated, “As a highly respected company, built upon a strong foundation of both corporate and personal ethics, morals and values, the Company does not need to use any ‘trade secrets’ of a competitor. It’s a given that Commercial Capital Bancorp, Commercial Capital Bank and its employees would never consider ‘using, destroying, concealing or disclosing’ another company’s confidential, proprietary or trade secret information regarding its customers or employees. As far as we’re concerned, we’re just keeping our heads down, focused on our clients. It’s business as usual.”

At June 30, 2005, the Company had total assets of $5.2 billion and the Bank had total deposits of $2.7 billion. The Bank operates banking offices located in Westlake Village (Ventura County), Tarzana, Malibu, Beverly Hills, Baldwin Hills, Westchester, Hawthorne, Manhattan Beach, Gardena, Hermosa Beach, Torrance, Redondo Beach (Los Angeles County), Orange, Irvine, Rancho Santa Margarita (Orange County), Riverside (Riverside County), La Jolla, Del Mar, San Diego (San Diego County), and San Mateo (San Mateo County), and lending offices, located in Corte Madera, San Mateo, Oakland, Encino, Glendale, Los Angeles, El Segundo, Irvine, Riverside, and La Jolla, California, with plans to open a banking office in the Crystal Cove Promenade in Newport Coast, California in 2005. The Bank was the 2nd largest multi-family lender in California during the 12 months ended March 31, 2005 (source: Dataquick Information Systems. The Company is a leading Section 1031-exchange accommodator and facilitates exchange transactions nationwide through the TIMCOR and North American Exchange Company brand names through the companies’ headquarters in Los Angeles and Walnut Creek, California, respectfully, offices located in Long Beach and La Jolla, California; Scottsdale, Arizona; Houston, Texas; Chicago, Illinois and Miami, Florida and through a presence in Las Vegas, Nevada; Denver, Colorado and Washington, DC.

This press release may include forward-looking statements related to the Company’s plans, beliefs and goals, which involve certain risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: competitive pressure in the banking industry; changes in the interest rate environment; the health of the economy, either nationally or regionally; the deterioration of credit quality, which would cause an increase in the provision for possible loan and lease losses; changes in the regulatory environment; changes in business conditions, particularly in California real estate; volatility of rate sensitive deposits; asset/liability matching risks and liquidity risks; and changes in the securities markets. The Company undertakes no obligation to revise or publicly release any revision to these forward-looking statements.